Exhibit 99.2

Fiscal 2007 First Quarter Earnings Results November 8, 2006

Safe Harbor This presentation contains certain "forward-looking" statements. These statements are based on the current estimates and assumptions of the management of Adams Respiratory Therapeutics, Inc. (or "Adams") as of the date of this presentation and are naturally subject to uncertainty and changes in circumstances. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Actual results may vary materially from the expectations contained in this presentation. When used in this presentation, the words "may", "will", "should", "could", "would", "plan", "anticipate", "believe", "estimate", "intend", "project", and "expect" and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements are subject to risks, uncertainties, assumptions and other factors that may cause the actual results of Adams to be materially different from those reflected in such forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, among others: the continued success of the Mucinex(r) brand products; the successful commercialization of Delsym(r), Humibid(r), and Children's Mucinex(r); leverage of the Mucinex(r) brand name to increase market share; Adams' ability to in-license or acquire new products and brands and successfully develop new products; the FDA's removal from the market of products similar to Mucinex(r) D, Mucinex(r) DM and future products; Adams' ability to improve production capacity; the severity of the cough and cold season; and other risk factors set forth under Item 1A. Risk Factors in Adams' Annual Report on Form 10-K for the fiscal year ended June 30, 2006. Except to the extent required by applicable securities laws, Adams is not under any obligation to (and expressly disclaims any such obligation to) update its forward-looking statements, whether as a result of new information, future events, or otherwise. All statements contained in this presentation are made only as of the date of this presentation.

Strong Q1 Financial Performance Net sales increased 92% to $90.1 million. Pretax income increased 26% to $25.4 million. Income per diluted share increased 22% to $0.44 inclusive of a one-time pretax charge of $9.7 million, or $0.17 per diluted share. Annual effective tax rate declined from 38.5% to 36.3%

2006 Fiscal First Quarter Net Sales by Product $40,772 $24,259 $6,948 Launched 10/05 $53 Launched 3/06 $8,160 Acquired 6/06 $9,950 Launched 8/06 ($ in thousands) 92% Net Sales = $90.1 MM

Delsym(r) Strong Pre-Season Consumption 05/06 Season 06/07 Season +25% Source: Information Resources Inc. (IRI) weekly dollars sales in F/D/Mx. $0 $200,000 $400,000 $600,000 $800,000 $1,000,000 $1,200,000 $1,400,000 $1,600,000 08/28/05 09/11/05 09/25/05 10/09/05 10/23/05 11/06/05 11/20/05 12/04/05 12/18/05 01/01/06 01/15/06 01/29/06 02/12/06 02/26/06 03/12/06 03/26/06 04/09/06 04/23/06 05/07/06 05/21/06 06/04/06 06/18/06 07/02/06 07/16/06 07/30/06 08/13/06 08/27/06 09/10/06 09/24/06

Impressive Gains in Distribution Point change VYA (1) Source: IRI ACV Distribution Trend Report for 4 weeks ended Oct. 8, 2006. (2) Source: IRI ACV Distribution Trend Report for 52 weeks ended Oct. 8, 2006. (2) 0 20 40 60 Drug Food F/D/Mx Mucinex(r) D Mucinex(r) DM Mucinex(r) SE

Solid Brand Ranking Food/Drug/Mass Food/Drug/Mass Food/Drug/Mass Rank Brand Sales 1 Claritin D $10,745,421 2 Benadryl Tablets $10,453,427 3 Claritin $10,169,666 4 Sudafed PE $8,357,554 5 Vicks Nyquil $8,295,749 6 Airborne $8,098,151 7 Mucinex(r) $7,915,318 8 Tylenol Cold $6,089,777 9 Vicks Dayquil $5,385,863 10 Mucinex(r) DM $5,239,154 17 Mucinex(r) D $2,529,799 Source: IRI brand ranking report for all products in the cough/cold/allergy/sinus category excluding private label products in the c/c/a/s tablets/liquids category for the 4 weeks ended 10/8/06. Approximately 400 products were ranked.

Mucinex(r) Total Brand Awareness Current Season vs. Last Season Source: Company sponsored research.

"Married to Mucus" campaign first airs 10/27/05 +50% Mucinex(r) Begins Season at Higher Level Retail Consumption - Total Brand (20 ct equiv.) 05/06 Season 06/07 Season Source: Industry data through September 2006.

Bob Casale Executive Vice President Chief Marketing and Development Officer

Mucinex® and Delsym® Primetime Advertising Highlights

- Children's Mucinex® Mini-Melts™ began Oct. 17:
  - ABC *Boston Legal*
  - NBC *Friday Night Lights*
  - CBS *CSI*
  - FOX *House*
  - FOX *Justice*
- Delsym® began Oct. 23:
  - CBS *Two and a Half Men*
  - ABC *The Nine*
  - ABC *Wife Swap*
  - ABC *Dancing with the Stars*
  - CBS *Survivor*
  - ABC *Grey's Anatomy*
- Mucinex® DM began Nov. 1:
  - CBS *Criminal Minds*
  - CBS *Survivor*
  - ABC *Ugly Betty*
  - ABC *Desperate Housewives*
  - ABC *The Nine*
  - NBC *Deal or No Deal*
  - CBS *Amazing Race*
  - NBC *Dateline*



ADAMS RESPIRATORY THERAPEUTICS™

11

DC Comics Teams with Mr. Mucus(r) & Family DC Comics is a registered trademark of Warner Bros. Entertainment.

Consumer Advertising February 2006 Competing Product Removal? Competing Product Removal? FDA Exclusivity Decision Pending Consumer Advertising November 2004 Competing Products Removed December 2003 Launched July 2002 Approved July 2002 $125 MM Rx market $20 MM Rx market Consumer Advertising November 2004 Note: Market size = No. of Rx's [based on IMS Health-NPA data for 12 months ended 6/30/06] at Mucinex(r) pricing. Launched October 2005 Approved June 2004 Launched August 2004 Approved April 2004 Mucinex(r) SE Mucinex(r) DM Mucinex(r) D $99 MM Rx market 1.6 MM Rx 7.8 MM Rx

Fiscal 2006 Fiscal 2007 Accelerated Development and Diversification Fiscal 2008 Expect to double existing portfolio ? O R G A N I C G R O W T H A C Q U I S I T I O N ? +

Dave Becker Chief Financial and Administrative Officer and Treasurer

Top-Line Diversification $25.0 MM or 58% $18.1 MM or 42% Net Sales growth = $43.1 million Children's Mucinex and Delsym Base Brand

Production Capacity Increasing Jan. 2006 Run Rate Q3 FY 06 Run Rate Current Run Rate Early CY 07 Run Rate $250 MM $400 MM $340 - $350 MM Includes existing facilities & equipment $100 MM $200 MM $300 MM $400 MM $500 MM $450 MM+ Upon completion of multiple capital projects underway at Ft. Worth facility Source: Internal estimates. Liquids and granules $100 MM+

Income Statement Overview $47.0 $90.1 $239.1 $160.2 $61.3 Net Sales 81.9% 67.4% 79.4% 80.6% 80.5% Gross Margin % $20.1 43% $25.4 28% $76.2 32% $44.4 28% $19.7 32% Pretax Income % of Net Sales $12.4 $16.2 $46.4 $27.0 $35.8 Net Income 2005 2006 2006 2005 2004 Three months ended Sept. 30, Years ended June 30, (in millions) (1) SG&A $23.3 $78.0 $99.0 $30.0 $15.9 R&D $3.2 $7.4 $18.9 $6.3 $3.4 (1) One-time pre-tax charge of $9.7 million reduced the gross margin by 10 percentage points.